EXHIBIT 4.2

Execution Version

Dated September 30, 2022

Warrant Agreement

among

TRANSOCEAN INC.

as Company

TRANSOCEAN LTD.

as Parent

COMPUTERSHARE INC.

COMPUTERSHARE TRUST COMPANY, N.A.

as Warrant Agent

Table of Contents

Page

Article I DEFINITIONS1

Section 1.01 Definitions1

Section 1.02 Rules of Construction8

Article II APPOINTMENT OF WARRANT AGENT8

Section 2.01 Appointment of Warrant Agent8

Article III THE WARRANTS9

Section 3.01 Form and Dating; Legends9

Section 3.02 Execution and Countersignature9

Section 3.03 Warrant Registrar and Countersignature Agent10

Section 3.04 Replacement Warrants10

Section 3.05 Outstanding Warrants10

Section 3.06 Cancellation10

Section 3.07 CUSIP Numbers10

Section 3.08 Registration, Permitted Transfers11

Section 3.09 Transfer and Exchange11

Section 3.10 Opinion of Counsel12

Article IV TERMS OF WARRANTS; EXERCISE OF WARRANTS; SETTLEMENT12

Section 4.01 Terms of Warrants; Exercise of Warrants12

Section 4.02 Settlement in Cash.14

Section 4.03 Settlement in Shares.14

Section 4.04 Settlement in Cash and Shares14

Section 4.05 Fundamental Change15

Section 4.06 Organic Changes17

Section 4.07 Other Settlement Provisions.17

Section 4.08 Conditional Exercise18

Section 4.09 Mandatory Exercise18

Section 4.10 Cost Basis Information.19

Article V COVENANTS OF THE COMPANY19

Section 5.01 Maintenance of Office or Agency19

Section 5.02 Payment of Taxes19

Section 5.03 Rule 144A(d)(4) Information19

Section 5.04 Reservation of Warrant Shares19

Section 5.05 Tax Treatment of Net Share Settlement20

Section 5.06 Listing and Applicable Law20

Article VI ADJUSTMENT OF EXERCISE PRICE, CAP PRICE AND NUMBER OF WARRANT SHARES ISSUABLE20

Section 6.01 Adjustment to Number of Warrant Shares20

Section 6.02 Fractional Interests26

Section 6.03 Notices to Warrant Holders26

Section 6.04 No Rights as Shareholders27

Article VII WARRANT AGENT27

Section 7.01 Warrant Agent27

Section 7.02 Compensation; Indemnity; Limitation on Liability29

Section 7.03 Individual Rights of Warrant Agent30

Section 7.04 Replacement of Warrant Agent30

(i)

Page

Section 7.05 Successor Warrant Agent By Merger31

Section 7.06 Holder Lists32

Article VIII MISCELLANEOUS32

Section 8.01 Holder Actions32

Section 8.02 Notices32

Section 8.03 Supplements and Amendments33

Section 8.04 Governing Law; Waiver of Certain Damages; and Jurisdiction35

Section 8.05 No Adverse Interpretation of Other Agreements35

Section 8.06 Successors and Assigns35

Section 8.07 Duplicate Originals35

Section 8.08 Separability35

Section 8.09 Table of Contents and Headings35

Section 8.10 Benefits of This Agreement36

Section 8.11 Obligations Limited to Parties to Agreement36

Section 8.12 Bank Accounts36

Section 8.13 Further Assurances36

Section 8.14 Confidentiality36

Section 8.15 Force Majeure37

Section 8.16 Entire Agreement37

EXHIBITS

Exhibit A--Form of Warrant

Exhibit B--Restricted Legend

Exhibit C--Global Warrant Legend

Exhibit D--Rule 144A Certificate

Exhibit E--Accredited Investor Certificate

(ii)

WARRANT AGREEMENT, dated as of September 30, 2022, among TRANSOCEAN INC., a Cayman Islands exempted company (as further defined below, the “Company”), TRANSOCEAN LTD., a company organized under the laws of Switzerland (as further defined below, the “Parent”), and Computershare Inc., a Delaware corporation (“Computershare”), and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company, (collectively with Computershare, the “Warrant Agent”);

WHEREAS, in connection with the issuance and sale of the Company’s 4.625% Senior Guaranteed Exchangeable Bonds due 2029 pursuant to those certain Exchange and Purchase Agreements, by and among the Company, the Parent and the signatories thereto, for themselves and on behalf of their respective managed accounts (the “Investors”), dated as of September 9, 2022 or September 13, 2022, the Company hereby proposes to issue warrants (the “Warrants”) to the Investors, that upon exercise shall be settled for cash or shares, par value 0.10 Swiss francs per share, of the Parent (the “Shares”), or a combination thereof, at the Company’s option (the Shares issuable upon exercise of the Warrants being referred to herein as the “Warrant Shares”); and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company and the Parent, and the Warrant Agent is willing so to act in connection with the issuance, registration, transfer, exchange, exercise and replacement of the Warrants and other matters as provided herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

Article I

DEFINITIONS
Section 1.01Definitions.  As used in this Agreement, the following terms shall have the following respective meanings.
“Accredited Investor Certificate” means a certificate substantially in the form of Exhibit E hereto.
“act” has the meaning assigned to such term in Section 8.01.
“Affiliate” shall have the meaning ascribed to it, on the date hereof, in Rule 405 under the Securities Act.
“Agent” means any Registrar or Countersignature Agent as the context so requires.
“Aggregate Consideration” means, in respect of an issuance of Shares (or Convertible Securities) by the Parent, the sum of the net offering price (before deduction of any related expenses payable to third parties, including discounts and commissions) of all such Shares and Convertible Securities, plus the aggregate amount, if any, payable upon Conversion of any such Convertible Securities (assuming Conversion in accordance with their terms immediately following their issuance).
“Agreement” means this Warrant Agreement, as amended or supplemented from time to time.
“Average VWAP” per share over a certain period shall mean the arithmetic average of the VWAP per share for each Trading Day in such period.

“beneficially own” (and related terms such as “beneficial ownership” and “beneficial owner”) shall have the meaning given to such term in Rule 13d-3 under the Exchange Act, and any Person’s beneficial ownership of securities shall be calculated in accordance therewith.
“Black Scholes Value” means the value of a Warrant with respect to a Fundamental Change as calculated using the Black Scholes Option Pricing Model obtained from the “OVME WRNT” function on Bloomberg, based on Black Scholes option pricing inputs as of the date of consummation of the Fundamental Change, subject to the following assumptions:
(a)an underlying price per share equal to the sum of the price per Share being offered in cash in the applicable Fundamental Change (if any) plus the Fair Market Value of the non-cash consideration being offered to holders of Shares with respect to each Share in the applicable Fundamental Change (if any);
(b)a strike price equal to the Exercise Price in effect on the date of consummation of the Fundamental Change;
(c)a call cap equal to the Cap Price;
(d)a risk-free interest rate corresponding to the interpolated rate on the United States Treasury securities with a maturity closest to the remaining term of the Warrant as of the expected date of the consummation of the Fundamental Change;
(e)a 1.0% cost of borrow; and
(f)an expected volatility equal to the lesser of (i) 50% and (ii) the 180-day historical volatility of the Shares or, if such information is not available, as determined in by the Company reasonably and in good faith, in each case as of the first date of public announcement of the Fundamental Change.
“Board of Directors” means, with respect to any Person, the board of directors of such Person or any committee thereof duly authorized, with respect to any particular matter, to act by or on behalf of the board of directors.
“Business Day” shall mean Monday through Friday of each week, other than a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed and or commercial banks in Zurich, Canton of Zurich, Switzerland, are authorized or required by law or executive order to close or be closed for business transactions.
“Cap Price” means $10.00 per Warrant Share, subject to adjustment pursuant to Article VI.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.
“Cash Consideration” has the meaning assigned to such term in Section 4.05(b)(i).
“Cash Consideration Percentage” has the meaning assigned to such term in Section 4.05(b)(ii).
“Cash Exercise” means an exercise of Warrants pursuant for which the Exercise Price is paid in cash.

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“Cash Percentage” has the meaning assigned to such term in Section 4.04.
“Cashless Exercise” means an exercise of Warrants for which the Exercise Price is not paid in cash.
“Change of Control” means the occurrence of any of the following:
(a)the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or statutory plan of arrangement or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent and its Subsidiaries or the Company and its Subsidiaries, in each case taken as a whole, to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than to the Company, the Parent or one of the Parent’s other Subsidiaries;
(b)the consummation of any transaction (including, without limitation, any merger, amalgamation or statutory plan of arrangement or consolidation) the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Parent’s or the Company’s Voting Stock or other Voting Stock into which the Parent’s or the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;
(c)the Parent or the Company consolidates, amalgamates, or enters into a statutory plan of arrangement with, or merges with or into, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates, amalgamates, or enters into a statutory plan of arrangement with, or merges with or into, the Parent or the Company, in any such event pursuant to a transaction in which any outstanding Voting Stock of the Parent or the Company or of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Parent or the Company, as applicable, outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, Voting Stock representing more than 50% of the combined voting power of the surviving person immediately after giving effect to such transaction; or
(d)the adoption of a plan relating to the Parent’s or the Company’s liquidation or dissolution.

Notwithstanding the foregoing, any holding company whose only significant asset is capital stock of the Company or any of the Company’s direct or indirect parent companies shall not itself be considered a “person” or “group” for purposes of clause (b) above.  Further, notwithstanding the foregoing, no change of control of the Parent will be deemed to have occurred if at least 90% of the consideration for the Shares (excluding cash payments for fractional shares) in the transaction or transactions otherwise constituting a change of control in respect of the Parent consist of common stock, ordinary shares, American Depositary Receipts or equivalent capital stock traded on the New York Stock Exchange or the Nasdaq Global Select Market, or any successor to any such market, or which will be so traded when issued or exchanged in connection with the transaction or transactions otherwise constituting a change of control in respect of the Parent, and as a result of such transaction or transactions, the Warrant Shares become issuable, upon the conditions for exercise in accordance with the terms hereof, into such common stock, ordinary shares, American Depositary Receipts or equivalent capital stock.

“Closing Sale Price” of the Shares means, as of any date, the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported (1) on the principal National Securities Exchange on which the Shares are traded, (2) if the Shares are not listed on a National Securities Exchange, on the principal regional securities exchange, or (3) if the Shares are is

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not listed on a National Securities Exchange or regional securities exchange, in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization.  In the absence of such a quotation, the Closing Sale Price shall be an amount determined reasonably and in good faith by the Parent’s Board of Directors to be the fair market value of a Share, based on relevant facts and circumstances at the time of any such determination.
“Commission” means the Securities and Exchange Commission.
“Company” shall mean Transocean Inc., a Cayman Islands exempted company, or any successor to the Company.
“Conversion” has the meaning assigned to such term in Section 6.01(a)(ii).
“Convertible Securities” has the meaning assigned to such term in Section 6.01(a)(ii).
“Corporate Trust Office” means the office of the Warrant Agent designated for the purposes contemplated hereunder, which at the Issue Date is located at 150 Royall Street, Canton, MA 02021.
“Countersignature Agent” refers to a Person engaged to countersign the Warrants in the stead of the Warrant Agent.
“Daily Net Cash Amount” has the meaning assigned to such term in Section 4.02(b).
“Daily Net Share Amount” has the meaning assigned to such term in Section 4.03(b).
“Depositary” means The Depository Trust Company, its nominees and their respective successors.
“Election Notice” has the meaning assigned to such term in Section 4.01(c).
“Equity Consideration” has the meaning assigned to such term in Section 4.05(b)(iii).
“Equity Consideration Percentage” has the meaning assigned to such term in Section 4.05(b)(iv).
“Ex-Date” means, when used with respect to any issuance of or distribution in respect of the Shares or any other securities, the first date on which the Shares or such other securities trade without the right to receive such issuance or distribution.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exercise Date” shall mean the date on which a Holder complies with the requirements for exercise of its Warrants pursuant to Article IV, unless such date is not a Trading Day or the Holder satisfies such requirements after 5:00 p.m. New York City time on a Trading Day, in which case the Exercise Date shall be the immediately succeeding Trading Day, except that in no event shall an Exercise Date occur following the Expiration Time.
“Exercise Notice” has the meaning assigned to such term in Section 4.01(b).
“Exercise Price” means the exercise price for the Warrants as set forth on Exhibit A, subject to adjustment pursuant to Section 6.01, and, for the avoidance of doubt, when used for purposes of Section 4.05, means the Exercise Price in effect immediately prior to consummation of the Fundamental Change.

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“Expiration Time” has the meaning assigned to such term in Section 4.01(a).
“Fair Market Value” shall mean, as of any date, (a) in the case of cash, the amount thereof, and (b) in the case of Other Consideration, the fair market value of such Other Consideration as determined by the Company reasonably and in good faith, assuming such Other Consideration is to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors and (c) in the case of Equity Consideration, the average of the daily VWAP of such Equity Consideration over the ten Trading Days following the date of consummation of the Fundamental Change.
“Fundamental Change” shall be deemed to have occurred at the time after the Issue Date if any of the following occurs: (a) a Change of Control or (b) a Listing Failure Event.
“Fundamental Change Consideration” has the meaning assigned to such term in Section 4.05(b)(v).
“Funds” has the meaning assigned to such term in Section 8.12.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board Accounting Standards Codification or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.
“Global Warrant Legend” means the legend set forth in Exhibit C.
“Holder” means the registered holder of any Warrant.
“Indenture” means the Indenture dated as of September 30, 2022 among the Company, Parent and Truist Bank, as trustee, in such capacity, with respect to the Company’s issuance of the 4.625% Senior Guaranteed Exchangeable Bonds due 2029.
“Investor” or “Investors” has the meaning assigned to such term in the Recitals.
“Issue Date” means the date of this Agreement.
“Listing Failure Event” shall be deemed to have occurred at the time after the Issue Date if the Shares (or any other ordinary shares, common shares or American depositary shares issuable upon exercise of the Warrants) cease to be listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) and are not listed or quoted on one of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) concurrently with such cessation.
“Market Disruption Event” means (a) a failure by the primary National Securities Exchange, U.S. regional securities exchange or other market on which the Shares are listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled Trading Day for the Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Shares or in any options contracts or futures contracts relating to the Shares.  For the avoidance of doubt, a limitation on short sales pursuant to Rule 201 of Regulation M shall not be deemed to be a Market Disruption Event.

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“Market Value” means, the Average VWAP during a five consecutive Trading Day period ending on the Trading Day immediately prior to the date of determination, as reported (1) on the principal National Securities Exchange on which the Shares are traded, (2) if the Shares are not listed on a National Securities Exchange, on the principal regional securities exchange, or (3) if the Shares are not listed on a National Securities Exchange or regional securities exchange, in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization.  In the absence of such a listing or reporting, the Market Value shall be an amount determined reasonably and in good faith by the Parent’s Board of Directors based on relevant facts and circumstances of the time of such determination.
“National Securities Exchange” shall mean an exchange registered with the Commission under Section 6(a) of the Exchange Act.
“Net Cash Amount” has the meaning assigned to such term in Section 4.02(a).
“Net Share Amount” has the meaning assigned to such term in Section 4.03(a).
“New Fundamental Change Warrant” has the meaning assigned to such term in Section 4.05(b)(vi).
“NYSE” shall mean the New York Stock Exchange.
“NYSE Shareholder Approval” has the meaning assigned to such term in Section 3.09(d).
“Officer” shall mean the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer or the General Counsel of the Company.
“Officers’ Certificate” means a certificate signed by two Officers, and delivered to the Warrant Agent, that meets the requirements set forth herein.
“Opinion of Counsel” means a written opinion of counsel who shall be reasonably acceptable to the Warrant Agent that meets the requirements set forth herein.
“Organic Change” means any recapitalization, reorganization, reclassification, consolidation, merger between the Parent, the Company and any of their subsidiaries, sale of all or substantially all of the Parent’s or the Company’s equity securities or assets, continuation, re-domicile of the Company to a jurisdiction other than the Caymans Islands or re-domicile of the Parent to a jurisdiction other than Switzerland or other transaction, in each case which is effected in such a way that the holders of Shares receive or are entitled to receive (either directly or upon subsequent liquidation) cash, stock, securities or other assets or property with respect to or in exchange for Shares, other than a Fundamental Change or any other transaction which triggers an adjustment pursuant to Section 6.01.
“Other Consideration” has the meaning assigned to such term in Section 4.05(b)(vii).
“Other Consideration Percentage” has the meaning assigned to such term in Section 4.05(b)(viii).
“Parent” shall mean Transocean Ltd., a company organized under the laws of Switzerland, or any successor to the Parent.
“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

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“Pricing Date” has the meaning assigned to such term in Section 6.01(a)(ii).
“Pro Rata Repurchases” means any purchase of Shares by the Parent or any Affiliate thereof pursuant to (i) any tender offer or exchange offer directed to all of the holders of Shares subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other tender offer available to substantially all holders of Shares, in the case of both (i) and (ii), whether for cash, shares of Capital Stock of the Parent, other securities of the Parent, evidences of indebtedness of the Parent or any other Person or any other property (including shares of Capital Stock, other securities or evidences of indebtedness of a Subsidiary), or any combination thereof, effected while the Warrants are outstanding.  The “effective date” of a Pro Rata Repurchase shall mean the date of purchase with respect to any Pro Rata Repurchase.
“Register” has the meaning assigned to such term in Section 3.08.
“Registrar” means a Person engaged to maintain the Register.
“Restricted Legend” means the legend set forth in Exhibit B.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A under the Securities Act.
“Rule 144A Certificate” means a certificate substantially in the form of Exhibit D hereto.
“Section 4.02 Settlement” has the meaning assigned to such term in Section 4.02(a).
“Section 4.03 Settlement” has the meaning assigned to such term in Section 4.03(a).
“Section 4.04 Settlement” has the meaning assigned to such term in Section 4.04.
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Settlement Period” means the period of 20 consecutive Trading Days commencing on, and including, the third scheduled Trading Day immediately following the Exercise Date.
“Subsidiary” of a Person means a corporation, partnership, limited liability company or other business entity of which a majority of the shares of voting securities is at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.
“Trading Day” means a day during which (a) there is no Market Disruption Event and (b) trading in securities generally occurs on the NYSE or, if the Shares are not listed on the NYSE, on the principal other National Securities Exchange or regional securities exchange on which the Shares are then listed or, if the Shares are not listed on a National Securities Exchange or regional securities exchange, on the principal other market on which the Shares are then traded.  If the Shares are not so listed or traded, “Trading Day” shall mean a Business Day.
“Transfer Agent” has the meaning assigned to such term in Section 5.04(b).
“Trigger Event” has the meaning assigned to such term in Section 6.01(a)(x).

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“Voting Stock” means, with respect to any Person, securities of any class or classes of capital stock of such Person entitling the holders thereof (whether at all times or at the times that such class of capital stock has voting power by reason of the happening of any contingency) to vote in the election of members of the Board of Directors or comparable body of such Person.
“VWAP” per Share on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “RIG <Equity> VWAP” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value per Share on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose.
“Warrant Agent” means the party named as such in the first paragraph of this Agreement or any successor warrant agent under this Agreement pursuant to Article VII.
“Warrant Multiplier” means initially one, as adjusted pursuant to Section 6.01(a).
“Warrant Shares” has the meaning assigned to such term in the Recitals.
“Warrants” has the meaning assigned to such term in the Recitals.
Section 1.02Rules of Construction.  Unless the context otherwise requires:
(a)a term has the meaning assigned to it;
(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c) “or” is not exclusive;
(d)words in the singular include the plural, and words in the plural include the singular;
(e) “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;
(f)when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation”;
(g)all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Agreement unless otherwise indicated; and
(h)references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations).
Article II

APPOINTMENT OF WARRANT AGENT
Section 2.01Appointment of Warrant Agent.  The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the Warrants in accordance with the instructions set

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forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment and shall perform the same in accordance with the express terms and conditions set forth in this Agreement.

Article III

THE WARRANTS
Section 3.01Form and Dating; Legends.  (a) The Warrants will be categorized as a new class of warrants and will be substantially in the form attached as Exhibit A.  The terms and provisions contained in the form of the Warrants attached as Exhibit A constitute, and are hereby expressly made, a part of this Agreement.  The Warrants may have notations, legends or endorsements required by law, rules of or agreements with National Securities Exchanges to which the Company or Parent is subject.  So long as the Warrants are eligible for book-entry settlement with the Depositary, the Warrants shall be issued in the form of a permanent global Warrant certificate in definitive, fully registered form as of the date of this Agreement, but the Holders shall be entitled to, and upon request from a Holder, the Company shall promptly cause to be delivered to the Holder, certificates representing the Warrants.
(b)Except as otherwise provided in Section 3.01(c) or Section 3.09, each Warrant will bear the Restricted Legend and any global Warrant shall bear the Global Warrant Legend.
(c)(i) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Warrant would, but for the transfer restrictions set forth in Section 3.09, be eligible for resale pursuant to Rule 144 (or a successor provision) without the need to satisfy current information or other requirements therein and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Warrant are effected in compliance with the Securities Act, or (ii) after a Warrant is sold pursuant to an effective registration statement under the Securities Act, then, in each case, the Company may instruct the Warrant Agent in writing to cancel the Warrant and issue to the Holder thereof (or to its transferee) a new Warrant of like tenor, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Warrant Agent will comply with such instruction.
(d)By its acceptance of any Warrant bearing the Restricted Legend, each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Warrant set forth in this Agreement and in the Restricted Legend and agrees that it will transfer such Warrant only in accordance with this Agreement and such legend.
Section 3.02Execution and Countersignature.  (a) With respect to Warrants issued in certificated form, if any, an Officer shall execute the Warrants for the Company by facsimile or manual signature in the name and on behalf of the Company.  If an Officer whose signature is on a Warrant no longer holds that office at the time the Warrant is countersigned, the Warrant will still be valid.
(b)A Warrant in certificated form will not be valid until the Warrant Agent countersigns the Warrant, by manual or facsimile signature, and the signature shall be conclusive evidence that the Warrant has been countersigned under this Agreement.  At any time, and from time to time after the execution and delivery of this Agreement, the Company may deliver Warrants executed by the Company to the Warrant Agent for countersignature.  The Warrant Agent will countersign and deliver Warrants for original issue after receipt by the Warrant Agent of an Officers’ Certificate specifying (i) the number of Warrants to be countersigned and the date on which the Warrants are to be countersigned and (ii) other information the Company may determine to include or the Warrant Agent may reasonably request.

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Section 3.03Warrant Registrar and Countersignature Agent.  The Company may appoint one or more Registrars, and the Warrant Agent may appoint a Countersignature Agent, in which case each reference in this Agreement to the Warrant Agent in respect of the obligations of the Warrant Agent to be performed by that Warrant Agent will be deemed to be references to the Countersignature Agent.  The Company may act as Registrar.  In each case the Company and the Warrant Agent will enter into an appropriate agreement with the Countersignature Agent implementing the provisions of this Agreement relating to the obligations of the Warrant Agent to be performed by the Countersignature Agent and the related rights.  The Company initially appoints the Warrant Agent as Registrar.  The Company may appoint another Person as Registrar upon 10 days’ prior written notice to the Warrant Agent.  In the event that another Person is appointed as Registrar, the Warrant Agent shall have no duty to supervise, and in no event shall it be liable for, the acts or omissions of any such Registrar.
Section 3.04Replacement Warrants.  With respect to Warrants issued in certificated form, if any, the Warrant Agent shall issue replacement Warrants for those certificates alleged to have been lost, stolen or destroyed, upon receipt by the Warrant Agent and the Company of (i) evidence reasonably satisfactory to the Warrant Agent of such loss, theft or destruction of such Warrants, and (ii) indemnity satisfactory to the Warrant Agent, which indemnity shall include an open penalty surety bond satisfactory to the Warrant Agent (unless waived by the Warrant Agent) and holding it and Company harmless, absent notice to the Warrant Agent that such certificates have been acquired by a bona fide purchaser.  The Warrant Agent may, at its option, issue replacement Warrants for mutilated certificates upon presentation thereof without such indemnity.  The Company may charge the Holder for the expenses of the Company and the Warrant Agent in replacing a Warrant.
Section 3.05Outstanding Warrants.  (a) Warrants outstanding at any time are all Warrants that have been countersigned by the Warrant Agent except for:
(i)Warrants cancelled by the Warrant Agent or the Company or delivered to the Warrant Agent for cancellation;
(ii)Warrants exercised by the Holder thereof; and
(iii)any Warrant which has been replaced pursuant to Section 3.04 unless and until the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant is held by a bona fide purchaser, in which case the replacement Warrant issued pursuant to Section 3.04 shall be automatically cancelled.
Section 3.06Cancellation.  Notwithstanding any Warrants cancelled in accordance with Section 4.01, the Company will promptly deliver to the Warrant Agent for cancellation any Warrants previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Warrant Agent for cancellation any Warrants previously countersigned hereunder which the Company has not issued and sold.  Any Registrar will forward to the Warrant Agent any Warrants surrendered to it for transfer.  The Warrant Agent will cancel all Warrants surrendered for transfer, exchange or cancellation and dispose of them in accordance with its normal procedures.  At the expense of the Company, certification of the cancellation of all cancelled Warrants shall be delivered to the Company upon written request.  The Company may not issue new Warrants to replace Warrants that have been exercised or delivered to the Warrant Agent for cancellation.
Section 3.07CUSIP Numbers.  The Company in issuing the Warrants shall obtain and use “CUSIP” numbers for the Warrants, and the Warrant Agent will use such CUSIP numbers in notices as a convenience to Holders, with any such notice stating that no representation is made as to the correctness of

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such numbers either as printed on the Warrants or as contained in any notice to any Holder.  The Company will promptly notify the Warrant Agent and Holders in writing of any change in such CUSIP numbers.

Section 3.08Registration, Permitted Transfers.  (a) The Company shall cause the Registrar to maintain a register (the “Register”) for registering the record ownership of the Warrants by the Holders.  Each Warrant will be registered in the name of the Holder thereof.
(b)A Holder may transfer Warrants to another Person only in compliance with the restrictions on transfers set forth in Section 3.09(a).  If such transfer of Warrants complies with Section 3.09(a), a Holder may transfer such Warrants by presenting to the Registrar a written request therefor stating the name of the proposed transferee and any other certification, opinion or other document required by this Agreement.  The Registrar will promptly register any transfer that meets the requirements of this Section 3.08 and Section 3.09(a) by noting the same in the Register; provided that no transfer shall be effective until it is registered in the Register.  Prior to the registration of any transfer, the Company, the Warrant Agent and their agents will treat the Person in whose name the Warrant is registered as the owner and Holder thereof for all purposes, and will not be affected by notice to the contrary.  All expenses incurred in connection with any registration or qualification hereunder shall be borne by the Company.

From time to time, the Company will execute and the Warrant Agent will countersign additional Warrants as necessary in order to permit the registration of a transfer in accordance with this Section 3.08.  All Warrants issued upon transfer shall be the duly authorized, executed and delivered Warrants of the Company entitled to the benefits of this Agreement.

No service charge will be imposed in connection with any transfer of any Warrant, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

A party requesting transfer of Warrants or other securities must provide any evidence of authority and other documentation that may be required by the Warrant Agent, including, but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

(c)Subject to compliance with Section 3.09(b), if a Warrant is transferred, the Warrant Agent will (i) cancel the Warrant being transferred, (ii) deliver one or more new Warrants which (in the aggregate) reflect the amount equal to the amount of Warrants being transferred to the transferee, registered in the name of such transferee or Holder, as applicable, and (iii) if such transfer involves less than the entire amount of the cancelled Warrant, deliver to the Holder thereof one or more Warrants which (in the aggregate) reflect the amount of the untransferred portion of the cancelled Warrant, registered in the name of the Holder thereof.
Section 3.09Transfer and Exchange.  (a) Notwithstanding anything to the contrary in this agreement, a Holder may transfer Warrants only if such transfer is to a Person who would, immediately upon the transfer of such Warrants (and taking into account the Cashless Exercise and Section 4.03 Settlement), be the beneficial owner of no more than 9.9% of the outstanding Shares of the Company or the Parent.  Notwithstanding anything to the contrary in this Agreement, the Registrar shall refuse to register any requested transfer that does not comply with the preceding sentence.  Subject to Section 3.09(b), the Person requesting the transfer must deliver or cause to be delivered to the Warrant Agent a properly completed and duly executed Rule 144A Certificate or Accredited Investor Certificate and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed

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transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States.

(b)No Rule 144A Certificate, Accredited Investor Certificate or other certification or evidence is required in connection with any transfer of any Warrant (or a beneficial interest therein):
(i)after such Warrant would, but for the transfer restrictions set forth in Section 3.09, be eligible for resale pursuant to Rule 144 (or a successor provision) without the need to satisfy current information or other requirements therein; provided that the Company and Registrar may require from any Person requesting a transfer in reliance upon this clause (i) any other reasonable certifications and evidence in connection with such transfer; or
(ii)sold pursuant to an effective registration statement.

The Warrant Agent shall have received an Opinion of Counsel in form and substance reasonably acceptable to the Warrant Agent that Warrants may be transferred in accordance with this paragraph.  Any Warrant delivered in reliance upon this Section 3.09(b) will not bear the Restricted Legend.

(c)The Registrar will retain electronic copies of all certificates and other documents received in connection with the transfer of a Warrant, and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Registrar.
(d)Notwithstanding anything to the contrary contained in this Agreement, the Company may not elect to settle the Warrants in Shares to the extent that the number of Shares that may be issued under the Warrants for any reason would exceed the maximum number of Shares which Parent may issue without shareholder approval under the shareholder approval rules of the NYSE, including Section 312.03 of the NYSE Listed Company Manual, unless the requisite shareholder approval has been obtained (“NYSE Shareholder Approval”), provided that if the number of Shares that may be issued under the Warrants would for any reason require NYSE Shareholder Approval, the Parent will promptly seek such approval from its shareholders and, if not received, will continue to seek such approval from its shareholders annually until such approval is received.  The foregoing restriction shall continue notwithstanding any failure of the Shares to continue to be listed on the NYSE.
Section 3.10Opinion of Counsel.  The Company shall provide an opinion of counsel to the Warrant Agent prior to the issuance of the Warrants to set up a reserve of Warrant Shares.  The opinion shall state that all Warrant Shares, as applicable, are:
(a)registered under the Securities Act of 1933, as amended, or are exempt from such registration, and all appropriate state securities law filings have been made with respect to the Warrant Shares; and
(b)validly issued, fully paid and non-assessable.
Article IV

TERMS OF WARRANTS; EXERCISE OF WARRANTS; SETTLEMENT
Section 4.01Terms of Warrants; Exercise of Warrants.
(a)Subject to the terms of this Agreement, each Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part during the period commencing at 12:01 p.m. Central Time on September 30, 2022, and until 5:00 p.m., New York City time, on March 13,

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2026 (the “Expiration Time”), for one Warrant Share as set forth herein.  Each Warrant not exercised prior to the Expiration Time shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.
(b)Subject to the terms and conditions of the Warrants and this Agreement, the Holder of any Warrants may exercise, in whole or in part, such Holder’s right to acquire the Warrant Shares issuable upon exercise of such Warrants by:
(i)delivering to the Warrant Agent (i) such Warrants and (ii) the form of election to exercise on the reverse thereof properly completed and duly executed (the “Exercise Notice”); and
(ii)in the case of a Cash Exercise, paying the Exercise Price to the Company for the Warrants exercised for cash by wire transfer of immediately available funds pursuant to such Exercise Notice.
(c)Each Warrant shall entitle the Holder only to exercise Warrants represented thereby in accordance with this Article IV and upon exercise of such Warrants pursuant to an Exercise Notice, subject to the provisions of Section 4.05, Section 4.06, Section 4.07, Section 6.01, to receive from the Company for each Warrant represented thereby and so exercised, either (a) if the Company has elected a Section 4.03 Settlement, a number of Shares equal to the applicable Net Share Amount, in respect of such Warrant, which number shall not be less than zero (computed using the formula described below), plus cash in lieu of any fractional shares as described below, (b) if the Company has elected a Section 4.02 Settlement, cash in an amount equal to the applicable Net Cash Amount in respect of such Warrant, or (c) if the Company has elected a Section 4.04 Settlement, a combination thereof as described in Section 4.04.  The Company will notify all Holders of its election to (x) require Cash Exercises or Cashless Exercises and (y) elect a Section 4.02 Settlement, Section 4.03 Settlement or Section 4.04 Settlement and, in the case of a Section 4.04 Settlement, the Cash Percentage, by written notice to the Holders (with a copy to the Warrant Agent) (such notice, an “Election Notice”).  Initially, the Company elects Cashless Exercise and a Section 4.03 Settlement, which election shall apply to all Warrants exercised from the date hereof until the effective date of a later dated Election Notice.  The Company may change such elections from time to time; provided that (1) no such change shall be effective until 10 calendar days following the delivery thereof and (2) such election complies with Section 3.09(d).  No Election Notice with respect to an exercise or settlement method shall be effective with respect to any Exercise Notice delivered to the Warrant Agent prior to such Election Notice.  Furthermore, the Company shall be deemed to have elected Cashless Exercise unless, at the time of any Exercise Notice, there is an effective registration statement on Form S-3 or another appropriate form under the Securities Act and a prospectus available for use by the applicable Holder permitting immediate resale of any Shares issuable in connection with such Exercise Notice; provided that the Company may require each Holder of Shares to be sold pursuant to such registration statement to furnish to the Company such information regarding the Holder and the distribution of the Shares as the Company may from time to time reasonably require for inclusion in the such registration statement, and the Company may exclude from such registration the Shares of any Holder that fails to furnish such information within a reasonable time after receiving such request.  Within one Business Day following date of any Election Notice, the Company or Parent shall publicly announce such Election Notice in a filing with the Commission on Form 8-K.
(d)Upon exercise of the Warrants, the Company shall pay cash in an amount equal to the applicable Net Cash Amount, as described below, or deliver a number of Shares equal to the Net Share Amount (plus cash in lieu of any fractional shares), as described below, or a combination thereof, as

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described below, at the Company’s discretion.  In connection with such exercise of Warrants, (A) the Company shall determine the applicable Net Share Amount or Net Cash Amount applicable to each Warrant subject to an Exercise Notice promptly following the last day of the Settlement Period and (B) the Company shall, or shall cause the Warrant Agent to, deliver to the record owner of such Warrant the relevant Net Share Amount, Net Cash Amount or a combination thereof, as applicable, as soon as commercially practicable following the last day of the Settlement Period.
Section 4.02Settlement in Cash.
(a)If the Company elects to settle the Warrants solely in cash (a “Section 4.02 Settlement”), each Holder shall be entitled to receive from the Company, for each Warrant held by such Warrant, a cash payment (the “Net Cash Amount”) equal to the sum of the Daily Net Cash Amounts for each Trading Day during the Settlement Period.
(b)For purposes of determining the Net Cash Amount, the “Daily Net Cash Amount” means, in respect of each Warrant held by a Holder, and each Trading Day during the Settlement Period, an amount of cash (which will in no event be less than zero) equal to:
WM x (RP – EP)
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where,

WM	=	the “Warrant Multiplier”
RP	=	the VWAP of the Shares on such Trading Day; and
EP	=	the “Exercise Price”; provided, however, that that for purposes of this calculation in respect of a Cash Exercise, the Exercise Price shall be zero.

Section 4.03Settlement in Shares.
(a)If the Company elects to settle the Warrants solely in Shares (a “Section 4.03 Settlement”), each Holder shall be entitled to receive from the Company, for each Warrant held by such Holder, a “Net Share Amount” equal to the sum of the Daily Net Share Amounts for each Trading Day during the Settlement Period, together with cash for any fractional shares (calculated on an aggregate basis) valued at the VWAP on the last day of the Settlement Period.
(b)For purposes of determining the Net Share Amount, the “Daily Net Share Amount” means, in respect of each Warrant held by a Holder, and each Trading Day during the Settlement Period, a number of Shares (which will in no event be less than zero) equal to the applicable Daily Net Cash Amount (calculated as described in Section 4.02(b)) for such Trading Day divided by the VWAP for such Trading Day.
Section 4.04Settlement in Cash and Shares.  If the Company elects to settle the Warrants in a combination of cash and Shares (a “Section 4.04 Settlement”), at the time the Company gives notice of the settlement method pursuant to Section 4.01(c), the Company will specify a percentage of the Daily Net Share Amount that will be settled in cash (the “Cash Percentage”).  If the Company makes such an election, the amount of cash that it will deliver in respect of each Trading Day in the Settlement Period will equal

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the product of the Cash Percentage and the Daily Net Cash Amount for such Trading Day. The number of shares deliverable in respect of each Trading Day in the Settlement Period will be a percentage of the applicable Daily Net Share Amount equal to 100% minus the Cash Percentage.

Section 4.05Fundamental Change
(a)In the event the Company shall, at any time or from time to time after the Issue Date while the Warrants remain outstanding and unexpired in whole or in part, consummate a Fundamental Change, each Holder shall be entitled, following consummation of the Fundamental Change, upon surrender and delivery of the related Warrant to the Warrant Agent, for each Warrant held by such Holder, to receive:
(i)if the Fundamental Change Consideration shall consist in whole or in part of Cash Consideration, an amount of cash equal to the greater of (A) the product of (i) the Warrant Multiplier immediately prior to the consummation of the Fundamental Change and (ii) the amount, if any, by which (x) the Cash Consideration exceeds (y) the Exercise Price multiplied by the Cash Consideration Percentage, and (B) the Black Scholes Value multiplied by the Cash Consideration Percentage;
(ii)if the Fundamental Change Consideration shall consist in whole or in part of Equity Consideration, a New Fundamental Change Warrant to acquire the Equity Consideration multiplied by the Warrant Multiplier immediately prior to the consummation of the Fundamental Change, with such New Fundamental Change Warrant having an exercise price in respect of the Equity Consideration equal to the product of (i) the Exercise Price and (ii) the Equity Consideration Percentage, and otherwise having terms substantially the same as the terms of the Warrants, mutatis mutandis; and
(iii)if the Fundamental Change Consideration shall consist in whole or in part of Other Consideration:
(A)if (1) the Warrant Multiplier immediately prior to the consummation of the Fundamental Change multiplied by the amount, if any, by which (w) the Fair Market Value of such Other Consideration exceeds (x) the Exercise Price multiplied by the Other Consideration Percentage shall be less than (2) (y) the Black Scholes Value multiplied by (z) the Other Consideration Percentage, an amount of cash equal to the product of the Black Scholes Value multiplied by the Other Consideration Percentage; or
(B)if (1) the Warrant Multiplier immediately prior to the consummation of the Fundamental Change multiplied by the amount, if any, by which (w) the Fair Market Value of such Other Consideration exceeds (x) the Exercise Price multiplied by the Other Consideration Percentage shall be greater than (2) (y) the Black Scholes Value multiplied by (z) the Other Consideration Percentage, a New Fundamental Change Warrant to acquire the Other Consideration multiplied by the Warrant Multiplier, with such New Fundamental Change Warrant having an exercise price in respect of the Other Consideration equal to the product of (i) the Exercise Price and (ii) the Other Consideration Percentage, and otherwise having terms substantially the same terms as the Warrants, mutatis mutandis.
(b)As used in Section 4.05, the terms set forth below shall have the respective meanings set forth in this Section 4.05(b).
(i)“Cash Consideration” means the cash, if any, that a holder of Shares receives or is entitled to receive in a Fundamental Change with respect to or in exchange for each Share held by such holder immediately prior to the consummation of the Fundamental Change.

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(ii)“Cash Consideration Percentage” means, with respect to any Fundamental Change Consideration, a fraction expressed as a percentage equal to the (i) the amount of the Cash Consideration divided by (ii) the sum of (x) the amount of the Cash Consideration plus (y) the Fair Market Value of the Equity Consideration plus (z) the Fair Market Value of the Other Consideration.
(iii)“Equity Consideration” means the number of shares of common stock, ordinary shares or other units of common equity, if any, in each case listed on a National Securities Exchange, that a holder of Shares receives or is entitled to receive in a Fundamental Change with respect to or in exchange for each Share held by such holder immediately prior to the consummation of the Fundamental Change.
(iv)“Equity Consideration Percentage” means, with respect to any Fundamental Change Consideration, a fraction expressed as a percentage equal to (i) the Fair Market Value of the Equity Consideration divided by (ii) the sum of (x) the amount of the Cash Consideration plus (y) the Fair Market Value of the Equity Consideration plus (z) the Fair Market Value of the Other Consideration.
(v)“Fundamental Change Consideration” means the cash, stock, securities or other assets or property (or any combination thereof) that a holder of Shares receives or is entitled to receive with respect to or in exchange for each Share held by such holder upon consummation of a Fundamental Change.
(vi)“New Fundamental Change Warrant” means a warrant issued by the Person that is the issuer or payor of the Equity Consideration or Other Consideration in the Fundamental Change, as the case may be.
(vii)“Other Consideration” means the Fundamental Change Consideration other than Cash Consideration or Equity Consideration that a holder of Shares receives or is entitled to receive in a Fundamental Change with respect to or in exchange for each Share held by such holder immediately prior to the consummation of the Fundamental Change.
(viii)“Other Consideration Percentage” means, with respect to any Fundamental Change Consideration, a fraction expressed as a percentage equal to (i) the Fair Market Value of the Other Consideration divided by (ii) the sum of (x) the amount of the Cash Consideration plus (y) the Fair Market Value of the Equity Consideration plus (z) the Fair Market Value of the Other Consideration.
(c)If in any Fundamental Change a holder of Shares shall be entitled to make an election to receive Cash Consideration, Equity Consideration or Other Consideration, or a combination thereof, with respect to each Share held by such holder, for purposes of this Section 4.05, the holder shall be deemed to receive or be entitled to receive for each such Share the aggregate amount of Cash Consideration, Equity Consideration or Other Consideration, or combination thereof, received or receivable by all holders of Shares divided by the total number of Shares outstanding immediately prior to consummation of the Fundamental Change.
(d)Neither the Company nor Parent shall effect any Fundamental Change unless, prior to the consummation thereof, the surviving Person (if other than the Company or the Parent) resulting from such Fundamental Change, shall assume, by written instrument substantially similar in form and substance to this Agreement in all material respects (including with respect to the provisions of this Section 4.05 and Section 4.06) and the obligation to distribute any warrants or make any cash payments to the Holders in

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accordance with this Section 4.05. The provisions of this Section 4.05 shall similarly apply to successive Fundamental Changes.
(e)The provisions of this Section 4.05 are subject, in all cases, to any applicable requirements under the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder.
Section 4.06Organic Changes.  In the event of any Organic Change, the Warrants shall, immediately after such Organic Change, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Shares then issuable upon exercise of the Warrants, be exercisable for the kind and number of securities resulting from such Organic Change to which the Holders would have received upon the consummation of such Organic Change if the Holders had exercised the Warrants in full immediately prior to the consummation of such Organic Change and acquired the applicable number of Shares then issuable upon exercise of the Warrants as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of the Warrants).  Neither the Company nor the Parent shall effect any Organic Change unless, prior to the consummation thereof, the surviving Person (if other than the Company or the Parent or where the Company or the Parent continues into another jurisdiction) resulting from such Organic Change shall assume, by written instrument substantially similar in form and substance to this Agreement in all material respects (including with respect to the provisions of this Section 4.06), the obligation to deliver to the Holders such cash, stock, securities or other assets or property which, in accordance with the foregoing provision, the Holders shall be entitled to receive upon exercise of the Warrants.  The provisions of this Section 4.06 shall similarly apply to successive Organic Changes.
Section 4.07Other Settlement Provisions.
(a)Subject to Section 4.07(g), upon compliance with the provisions set forth above, if the Company shall have elected to settle Warrants in Shares as set forth in Section 4.03 or Section 4.04 above, the Company shall, or cause Parent to, promptly deliver or cause to be delivered, to or upon the written order of the Holder and in such name or names as the Holder may designate, number of whole Warrant Shares issuable upon the exercise of such Warrants or other securities or property to which such Holder is entitled, together with cash in lieu of fractional shares as provided in Section 6.02 hereof.  Such Shares or other securities or property shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares or other securities or property, as of the date of the surrender of such Warrants, notwithstanding that the stock transfer books of the Parent shall then be closed or the certificates or other securities or property have not been delivered.  If applicable, the Company or Parent shall provide to the Warrant Agent an initial funding of $1,000 for the purpose of issuing cash in lieu of fractional shares.  From time to time thereafter, the Warrant Agent may request additional funding to cover fractional payments.  The Warrant Agent shall have no obligation to make fractional payments unless the Company or Parent shall have provided the necessary funds to pay in full all amounts due and payable with respect thereto.
(b)With respect to Warrants issued in certificated form, if any, if less than all the Warrants represented by a Warrant certificate are exercised, such Warrant certificate shall be surrendered and a new Warrant certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign the new Warrant certificate, registered in such name or names as may be directed in writing by the Holder, and shall deliver the new Warrant certificate to the Person or Persons entitled to receive the same.

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(c)All Warrant certificates surrendered upon exercise of Warrants shall be cancelled by the Company or the Company shall cause Parent to so cancel.  Such cancelled Warrant certificates shall then be cancelled and disposed of by the Company or Parent in accordance with its standard procedures.  The Company shall promptly notify the Warrant Agent in writing of any exercise of Warrants, and to the extent that less than all the Warrants represented by a Warrant certificate are exercised, the Company shall notify the Warrant Agent in writing of such exercise of Warrants concurrently with the delivery of the executed Warrant certificate as provided in Section 4.07(b).
(d)The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office.  The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.
(e)The Warrant Agent shall forward funds received for warrant exercises in a given month by the 5th business day of the following month by wire transfer to an account designated by the Company.
(f)Certificates, if any, representing Warrant Shares shall bear a Restricted Legend (with all references to Warrants therein replaced by references to Shares, and with such changes thereto as the Company or Parent may deem appropriate, but which do not adversely affect the rights or responsibilities of the Warrant Agent) if (i) the Warrants for which they were issued carried a Restricted Legend or (ii) the Warrant Shares are issued in a transaction exempt from registration under the Securities Act (other than the exemption provided by Section 3(a)(9) of the Securities Act), in each case until and unless the circumstances set forth in Section 3.01(c) apply to such Shares, and any transfers thereof shall comply with the Restricted Legend.
(g)Notwithstanding anything to the contrary herein, (i) unless otherwise agreed by the Company and the Holder and written notice is given to the Warrant Agent, the Warrant Shares shall be in uncertificated, book entry form as permitted by the articles of association of the Company and the Swiss Code of Obligations, and (ii) delivery of Warrant Shares upon exercise of a Warrant shall be made to the applicable Holder through the facilities of The Depository Trust Company as directed by such Holder unless such Holder shall otherwise instruct.
(h)If a Holder elects to partially exercise a Warrant, the number of Warrant Shares deliverable upon such partial exercise must be not less than 100,000 Warrant Shares.
Section 4.08Conditional Exercise.  Notwithstanding any other provision hereof, if an exercise of any portion of a Warrant is to be made in connection with a public offering or a sale of the Company or Parent (pursuant to a merger, sale of stock or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.
Section 4.09Mandatory Exercise.  The Company may elect, at any time, to effect an exercise of all but not less than all of the outstanding Warrants, upon notice to the Holders of the Warrants, provided that (1) the Closing Sale Price of the Shares reported has been equal to or greater than the Cap Price for the five consecutive Trading Days immediately preceding the date of such notice, (2) any Settlement Period relating to such exercise begins five Trading Days following the date of such notice and (3) the Company shall not be permitted to send any Election Notice after the date of the notice of such mandatory exercise.  Within one Business Day following date of any notice of mandatory exercise, the Company or Parent shall publicly announce such notice in a filing with the Commission on Form 8-K.

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Section 4.10Cost Basis Information.
(a)In the event of a Cash Exercise, the Company hereby instructs the Warrant Agent to record cost basis for newly issued Warrant Shares shall be equal to the Exercise Price.
(b)In the event of a Cashless Exercise, the Company shall provide cost basis for shares issued pursuant to a Cashless Exercise at the time the Company provides the Cashless Exercise ratio to the Warrant Agent pursuant to Section 4.03 hereof.
Article V

COVENANTS OF THE COMPANY
Section 5.01Maintenance of Office or Agency.  The Company will maintain in the United States an office or agency where Warrants may be surrendered for registration of transfer or exchange or for presentation for exercise.  The Company hereby initially designates the Corporate Trust Office of the Warrant Agent as such office of the Company.  The Company will give prompt written notice to the Warrant Agent of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Warrant Agent with the address thereof, such presentations and surrenders may be made or served to the Warrant Agent.

The Company may also from time to time designate one or more other offices or agencies where the Warrants may be surrendered or presented for any of such purposes and may from time to time rescind such designations.  The Company will give prompt written notice to the Warrant Agent of any such designation or rescission and of any change in the location of any such other office or agency.  The Warrant Agent shall not have any responsibility or liability with respect to Warrants unless and until they are actually surrendered or delivered to the Warrant Agent.

Section 5.02Payment of Taxes.  The Company will pay all documentary, stamp or similar issue or transfer taxes in respect of the issuance or delivery of Warrant Shares upon the exercise of Warrants; provided that the exercising Holder shall be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrants or any Warrant Shares in a name other than that of the registered holder of a Warrant surrendered upon exercise.
Section 5.03Rule 144A(d)(4) Information.  For so long as any of the Warrants or Warrant Shares remain outstanding and constitute “restricted securities” under Rule 144, the Company will make available upon request to any prospective purchaser or transferee of the Warrants or Warrant Shares or beneficial owner of Warrants or Warrants Shares in connection with any sale or transfer thereof the information required by Rule 144A(d)(4); provided that such information shall be deemed conclusively to be made available pursuant to this Section 5.03 if the Parent has filed such information with the Commission via its Electronic Data Gathering, Analysis and Retrieval System and such information is publicly available on such system.
Section 5.04Reservation of Warrant Shares.  (a) The Parent shall keep available at all times (i) conditional share capital, authorized capital and/or capital band, (ii) Shares held in treasury by the Company or any of its Subsidiaries, (iii) a share repurchase program that can be used to acquire Shares and/or (iv) available cash to deliver to Holders as will from time to time be sufficient to permit the settlement in full of all outstanding Warrants in accordance with the terms hereof.
(b)The Company or the Parent will supply transfer agent for the Shares (the “Transfer Agent”) Shares for such purposes and will provide or otherwise make available any cash which may be

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payable as provided in Sections 4.07 and 6.02 hereof.  The Company will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 6.01(d) hereof.
Section 5.05Tax Treatment of Net Share Settlement.  The Company and the Parent will use commercially reasonable efforts to cause any settlement of the Warrant Shares pursuant to Section 4.03 or Section 4.04 to qualify for nonrecognition of the applicable Holder’s gain or loss for federal income tax purposes to the extent permitted by applicable law, including (as may be necessary or appropriate) adopting a “plan of reorganization” in order for such settlement of Warrant Shares to be treated as occurring pursuant to a “reorganization” within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.
Section 5.06Listing and Applicable Law.  (a) The Parent shall use commercially reasonable efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on the NYSE or the principal securities exchange on which Shares or other securities constituting Warrant Shares are listed at the time of such exercise.
(b)The Parent shall take all such actions as may be necessary to ensure that all Warrant Shares are issued without violation by the Company or Parent of any applicable law or governmental regulation or any requirements of any securities exchange upon which Shares or other securities constituting Warrant Shares may be listed at the time of such exercise.

Article VI

ADJUSTMENT OF EXERCISE PRICE, CAP PRICE AND NUMBER OF WARRANT SHARES ISSUABLE
Section 6.01Adjustment to Number of Warrant Shares.  The Exercise Price, the Cap Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 6.01 and all references to “Shares,” “Warrant Shares,” “Exercise Price” and “Cap Price” herein shall be deemed to include any such adjustment or series of adjustments.

In the event that, at any time as a result of the provisions of this Section 6.01, the Holders of the Warrants shall become entitled upon subsequent exercise to receive any shares of Capital Stock of the Company or Parent other than Shares, the number of such other shares so receivable upon exercise of the Warrants shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

(a)Adjustments for Change in Capital Stock.
(i)If the Parent pays a dividend (or other distribution) in Shares to all holders of the Shares (other than a dividend (or other distribution) upon a transaction to which Section 4.05 or Section 4.06 applies), then the Exercise Price and Cap Price in effect immediately following the record date for such dividend (or distribution) shall be divided by the following fraction:

OS1

20

OS0

where

OS0 =	the number of Shares outstanding immediately prior to such dividend or distribution; and
OS1 =	the sum of (A) the number of Shares outstanding immediately prior to such dividend or distribution and (B) the total number of Shares constituting such dividend or distribution.
(ii)If the Company or Parent issues rights, options or warrants or any other securities or rights exercisable or convertible into or exchangeable (collectively, a “Conversion”) for Shares (collectively, “Convertible Securities”) to all holders of Shares at less than the Market Value as of the last Trading Day preceding the announcement of the transaction (other than a Conversion upon a transaction to which Section 4.05 or Section 4.06 applies), then the Exercise Price and Cap Price in effect immediately following the close of business on the Ex-Date for such issuance shall be divided by the following fraction:

OS0 + X
OS0 + Y

where

OS0 =	the number of Shares outstanding at the close of business on the record date for such issuance;
X =	the total number of Shares issuable pursuant to such Convertible Securities; and
Y =

the number of Shares equal to the Aggregate Consideration payable to exercise such Convertible Securities divided by the Market Value determined as of the last Trading Day preceding the date of the agreement on pricing (the “Pricing Date”) of such Convertible Securities.

To the extent that such Convertible Securities are not exercised prior to their expiration or Shares are otherwise not delivered pursuant to such Convertible Securities upon the exercise of such rights or warrants, the Exercise Price, the Cap Price and the number of Warrant Shares shall be readjusted to the Exercise Price, the Cap Price and the number of Warrant Shares that would have then been in effect had the adjustment made upon the issuance of such Convertible Securities been made on the basis of the delivery of only the number of Shares actually delivered.  If such Convertible Securities are only exercisable upon the occurrence of certain triggering events, then the Exercise Price, the Cap Price and the number of Warrant Shares shall not be adjusted until such triggering events occur.  In determining the aggregate offering price payable for such Shares, the conversion agent shall take into account any consideration received for such Convertible Securities and the value of such consideration (if other than cash, to be determined by the Parent’s Board of Directors).

(iii)If the Company or the Parent subdivides, combines or reclassifies the Shares into a greater or lesser number of Shares (other than a subdivision, combination or reclassification

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upon a transaction to which Section 4.05 or Section 4.06 applies), then the Exercise Price and the Cap Price in effect immediately following the effective date of such share subdivision, combination or reclassification shall be divided by the following fraction:

OS1
OS0

where

OS0 =	the number of Shares outstanding immediately prior to the effective date of such share subdivision, combination or reclassification; and
OS1 =	the number of Shares outstanding immediately after the opening of business on the effective date of such share subdivision, combination or reclassification.
(iv)If the Company or the Parent distributes to all holders of Shares evidences of indebtedness, shares of Capital Stock (other than Shares) or other assets (including cash, securities or other property, but excluding any dividend or distribution referred to in clause (i) above; any rights or warrants referred to in clause (ii) above; and any dividend of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Exercise Price and Cap Price in effect immediately following the close of business on the record date for such distribution shall be divided by the following fraction:

SP0
SP0 - FMV

where

SP0 =	the Closing Sale Price per Share on the Trading Day immediately preceding the Ex-Date; and
FMV =

the fair market value of the portion of the distribution applicable to one Share on the Trading Day immediately preceding the Ex-Date as determined by the Parent’s Board of Directors;

provided, however, that if FMV is equal to or greater than SP0, or if the difference between FMV and SP0 is less than $1.00, then, in lieu of the foregoing adjustments, each Holder will receive, for each Warrant held by such Holder on the record date for such distribution, at the same time and on the same terms as holders of Shares, the amount and kind of consideration that such Holder would have received if such Holder had owned, on such record date, a number of Shares equal to the number of Shares that such Holder would receive assuming such Holder exercised such Warrant in a Cash Exercise settled entirely in Shares on such record date.

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(v)In a spin-off, where the Company or the Parent makes a distribution to all holders of Shares consisting of Capital Stock of any class or series, or similar equity interests of, or relating to, a Subsidiary or other business unit, the Exercise Price and Cap Price shall be adjusted on the fourteenth Trading Day after the effective date of the distribution by dividing the Exercise Price and Cap Price in effect immediately prior to such fourteenth Trading Day by the following fraction:

MP0 + MPS
MP0

where

MP0 =	the average of the Closing Sale Price of the Shares over each of the first 10 Trading Days commencing on and including the Ex-Date for such distribution; and
MPS =

the average of the Closing Sale Price of the Capital Stock or equity interests representing the portion of the distribution applicable to one Share over the first 10 Trading Days commencing on and including the Ex-Date for such distribution.

In the event that such distribution described in this Section 6.01(a)(v) is not so made, the Exercise Price and Cap Price shall be readjusted, effective as of the date the Parent’s Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Exercise Price and Cap Price that would then be in effect if such dividend distribution had not been declared.

(vi)Upon each adjustment of the Exercise Price and Cap Price, as described above, the Warrant Multiplier for each of the Warrants in effect immediately following effectiveness of such adjustment will be the Warrant Multiplier in effect immediately prior to such adjustment multiplied by a fraction, (i) the numerator of which is the Exercise Price in effect immediately prior to such adjustment and (ii) the denominator of which is the Exercise Price in effect immediately following such adjustment.
(vii)In case the Company or the Parent effects a Pro Rata Repurchase of Shares, then the Exercise Price and Cap Price shall be adjusted to the price determined by multiplying each of the Exercise Price and the Cap Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of Shares outstanding immediately before such Pro Rata Repurchase and (y) the Market Value of a Share on the Trading Day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (1) the number of Shares outstanding immediately prior to such Pro Rata Repurchase minus the number of Shares so repurchased and (2) the Market Value per Share on the Trading Day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase.  In such event, the number of Warrant Shares be adjusted to the number obtained by dividing (A) the product of (I) the number of Warrant Shares issuable upon the exercise of the Warrant before such adjustment, and (II) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (B) the new Exercise Price determined in accordance with the immediately preceding sentence.
(viii)Notwithstanding anything herein to the contrary, no adjustment under this Section 6.01 need be made to the Exercise Price or Cap Price unless such adjustment would require a

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cumulative increase or decrease of at least 1.0% of the Exercise Price or Cap Price then in effect.  Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to a cumulative increase or decrease of at least 1.0% of such Exercise Price or Cap Price.
(ix)The Company reserves the right to make such adjustments to the Exercise Price or Cap Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for Federal income tax purposes as a dividend or distribution of stock or stock rights will result in less or no tax to the recipients.  In the event the Company elects to make such an adjustment in the Exercise Price or Cap Price, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the adjustment of the Exercise Price or Cap Price.
(x)Notwithstanding any other provisions of this Section 6.01(a), rights or warrants distributed by the Company or the Parent to all holders of Shares entitling the holders thereof to subscribe for or purchase shares of the Company’s or the Parent’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (A) are deemed to be transferred with such Shares; (B) are not exercisable; and (C) are also issued in respect of future issuances of Shares, shall be deemed not to have been distributed for purposes of this Section 6.01(a) (and no adjustment to the Exercise Price or Cap Price under this Section 6.01(a) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exercise Price and Cap Price shall be made under Section 6.01(a)(ii).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exercise Price or Cap Price under this Section 6.01 (a) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Exercise Price and Cap Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the Exercise Price and Cap Price shall be readjusted as if such expired or terminated rights and warrants had not been issued.  To the extent that the Company or the Parent has a rights plan or agreement in effect upon exercise of the Warrants, which rights plan provides for rights or warrants of the type described in this clause, then upon exercise of the Warrants, the Holder will receive, in addition to the Shares to which he is entitled, a corresponding number of rights in accordance with the rights plan, unless a Trigger Event has occurred and the adjustments to the Exercise Price and Cap Price with respect thereto have been made in accordance with the foregoing.  In lieu of any such adjustment, the Company or the Parent may amend such applicable shareholder rights plan or agreement to provide that upon exercise of the Warrants, the Holders will receive, in addition to the Shares issuable upon such exercise, the rights that would have attached to such Shares if the Trigger Event had not occurred under such applicable shareholder rights plan or agreement.
(xi)Notwithstanding anything to the contrary in Section 6.01, no adjustment to the Exercise Price or Cap Price shall be made with respect to any distribution or other transaction (i) except as stated above, for the issuance of Shares or any securities convertible into or exchangeable for Shares or carrying the right to purchase any of the foregoing, (ii) if Holders are entitled to participate in such distribution or transaction as if they held a number of Shares issuable upon exercise of the Warrants

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immediately prior to such event, without having to exercise their Warrants, (iii) upon the issuance of any Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Shares under any plan; (iv) upon the issuance of any Shares or options or rights or rights to purchase such Shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries; upon the issuance of any Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date, (v) for a change in par value or no par value of the Shares or (vi) for accumulated and unpaid dividends.
(b)If the Company or the Parent shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to shareholders) abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Exercise Price or Cap Price then in effect shall be required by reason of the taking of such record.
(c)Adjustment of Warrant Multiplier.  Upon each adjustment of the Exercise Price and Cap Price pursuant to Section 6.01(a) above, the Warrant Multiplier in effect prior to the effectiveness of such adjustment shall be adjusted to the number Shares, calculated to the nearest one-hundredth of a share, obtained by (i) multiplying the Warrant Multiplier in effect immediately prior to such adjustment by the Exercise Price in effect prior to such adjustment, and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.
(d)Notice of Adjustment.  Whenever the Exercise Price or Cap Price is adjusted, the Company shall provide the Warrant Agent with reasonable notice of such adjustment event required by Section 6.03 hereof.  The Company further agrees that it will provide to the Warrant Agent with any new or amended exercise terms.
(e)Company Determination Final.  Notwithstanding anything to the contrary herein, whenever the Company’s or Parent’s Board of Directors is permitted or required to determine Market Value or fair market value, such determination shall be made reasonably and in good faith and, absent manifest error, shall be final and binding on the Holders and the Warrant Agent.
(f)When Issuance or Payment May be Deferred.  In any case in which this Section 6.01 shall require that an adjustment in the Exercise Price or Cap Price be made effective as of a record date for a specified event, the Company or the Parent may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other Capital Stock of the Company or the Parent, if any, issuable upon such exercise over and above the Warrant Shares and other Capital Stock of the Company or the Parent, if any, issuable upon such exercise on the basis of the Exercise Price or Cap Price and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 6.02 hereof; provided that the Company or the Parent shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional Warrant Shares, other Capital Stock and cash upon the occurrence of the event requiring such adjustment.
(g)Form of Warrants.  Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

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(h)No Adjustments Below Par Value.  Notwithstanding anything herein to the contrary, no adjustment will be made to the Exercise Price if, as a result of such adjustment, the Exercise Price per Warrant Share would be less than the par value of the Shares (or other Capital Stock for which any Warrant is exercisable); provided that, before taking any action which would but for the foregoing limitation in this sentence have caused an adjustment to reduce the Exercise Price below the then par value (if any) of its Shares (or other Capital Stock for which any Warrant is exercisable), the Company and Parent will take any reasonable corporate action which would, in the opinion of its counsel, be necessary in order that the Company or the Parent may validly issue Warrant Shares at the Exercise Price as so adjusted.
Section 6.02Fractional Interests.  The Company and the Parent shall not be required to issue fractional Warrant Shares or scrip representing fractional shares on the exercise of Warrants.  If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares issuable on exercise of the Warrants so presented.  If any fraction of a Warrant Share would, except for the provisions of this Section 6.02, be issuable on the exercise of any Warrants (or specified portion thereof), the Company or the Parent may, at their option, either pay an amount in cash equal to the current Closing Sale Price per Warrant Share, as determined on the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole U.S. cent, or round the number of Warrant Shares issued down to the nearest number of whole Warrant Shares.
Section 6.03Notices to Warrant Holders.  (a) Upon any adjustment of the Exercise Price and Cap Price pursuant to Section 6.01 hereof, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of the Chief Financial Officer of the Company setting forth the Exercise Price and Cap Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) or other securities or property issuable after such adjustment in the Exercise Price or Cap Price, upon exercise of a Warrant, which certificate shall be a rebuttable presumption of the correctness of the matters set forth therein, and (ii) cause to be given to each of the Holders written notice pursuant to the method described in Section 8.02.  Where appropriate, such notice may be given in advance and included as a part of the notice required to be delivered under the other provisions of this Section 6.03. The Warrant Agent shall have no obligation under this Agreement to determine whether an adjustment under Section 6.01 has occurred or to calculate any of the adjustments set forth herein.
(b)In case:
(i)the Company or the Parent shall authorize the issuance to all holders of shares of Convertible Securities to subscribe for or purchase Shares or of any other subscription rights or warrants;
(ii)the Company or the Parent shall authorize the distribution to all holders of Shares evidences of its indebtedness or assets (other than dividends or distributions referred to in Section 6.01(a) hereof);
(iii)of any reclassification or change of Shares issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for Shares by the Company or the Parent;
(iv)of the voluntary or involuntary dissolution, liquidation or winding up of the Company or the Parent; or

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(v)the Company or the Parent proposes to effect any Fundamental Change, or Organic Change or to take any action which would require an adjustment of the Exercise Price or Cap Price pursuant to Section 6.01(a) hereof;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the Holders, at least 10 days prior to any applicable record date, or promptly in the case of events for which there is no record date, by email, a written notice stating (x) the date as of which the holders of record of Shares to be entitled to receive any such Convertible Securities or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for Shares, or (z) the date on which any such Fundamental Change, Organic Change, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of Shares shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.  The failure to give the notice required by this Section 6.03 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.  Notwithstanding anything herein to the contrary, Holders may deliver written notice to the Company requesting that such Holder not receive any or all notices from the Company set forth in this Section 6.03 and upon receipt of such notice the Company shall not provide any such notices; provided, however, that such Holder may later revoke any such opt-out notice in writing and such Holder shall thereafter be entitled to receive notices provided for pursuant to this Section 6.03.

Section 6.04No Rights as Shareholders.  Nothing contained in this Agreement or the Warrants shall be construed as conferring upon the holders of Warrants the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Parent or any other matter, or any rights whatsoever, including the right to receive dividends or other distributions, as shareholders of the Parent, or the right to share in the assets of the Parent in the event of its liquidation, dissolution or winding up, except in respect of Shares received following exercise of Warrants.  In addition, nothing contained in this Agreement or the Warrants shall be construed as imposing any liabilities on the Holder as a shareholder of the Parent, whether such liabilities are asserted by the Parent or by creditors of the Parent.
Article VII

WARRANT AGENT
Section 7.01Warrant Agent.  The Warrant Agent undertakes the express duties and obligations imposed by this Agreement upon the following terms and conditions (and no duties or obligations shall be inferred), by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound:
(a)The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement or in the Warrants (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.  The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise expressly provided.
(b)The Warrant Agent has no duty to determine when an adjustment under Article VI should be made, how it should be made or what it should be.  Nor shall the Warrant Agent have any obligation hereunder to determine whether an adjustment event has occurred.  The Warrant Agent makes

27

no representation as to the validity or value of any securities or assets issued upon exercise of Warrants.  The Warrant Agent shall have no obligation under this Agreement to calculate, confirm, investigate or verify the accuracy of the correctness of, the number of Warrant Shares issuable in connection with any exercise hereunder.
(c)The Warrant Agent shall not be accountable with respect to (i) the validity, value, kind or amount of any Warrant Shares, securities or property which may be issued or delivered at any time upon the exercise of any Warrant or (ii) whether any such Warrant Shares or other securities will, when issued, be validly issued, fully paid and nonassessable; and in each case, makes no representation with respect thereto.
(d)The Warrant Agent shall not be responsible for any failure of the Company or the Parent to comply with any of the covenants contained in this Agreement or in the Warrants.
(e)The Warrant Agent may rely on and shall be held harmless and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in reliance upon any certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, letter, facsimile transmission or other paper or document, or any security delivered to it, or upon any written or oral instructions or statements from the Company or the Parent with respect to any matter relating to its acting as Warrant Agent hereunder believed by it to be genuine and to have been signed or presented by the proper Person.  The Warrant Agent need not investigate any fact or matter stated in the document.  The Warrant Agent, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.
(f)The Warrant Agent may consult with legal counsel selected by it, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection to the Warrant Agent and the Warrant Agent will incur no liability for or in respect of any action taken, suffered or omitted by it hereunder in reliance thereon.
(g)The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company, the Parent or any other Person resulting from any such act, omission, default, neglect or misconduct, absent gross negligence or willful misconduct in the selection and continued employment thereof (each as determined by a final, non-appealable judgment of a court of competent jurisdiction).
(h)The Warrant Agent shall act hereunder solely as agent for the Company and the Parent, and its duties shall be determined solely by the express provisions hereof.  No provision of this Agreement shall be construed to relieve the Warrant Agent from liability for its own gross negligence or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction).
(i)The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holder of Warrants with respect to any action or default by the Company or the Parent, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company or the Parent.
(j)The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it reasonably believes would expose or subject it to expense or liability or to a risk of

28

incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity reasonably satisfactory to it; provided further, that the Warrant Agent may in any event resign pursuant to Section 7.04(a)(i) instead of taking any such action.
(k)The Warrant Agent shall not be liable or responsible for any failure of the Company or Parent to comply with any of its obligations relating to any registration statement filed with the Commission or this Agreement, including, without limitation, obligations under applicable regulation or law.
(l)The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrants authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants.
(m)The Warrant Agent shall act hereunder solely as agent for the Company and the Parent, and its duties shall be determined solely by the express provisions hereof (and no duties or obligations shall be inferred or implied).
(n)The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon (i) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (ii) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.
(o)In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Company or the Parent, the holder of any Warrant or any other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company or the Parent which eliminates such ambiguity or uncertainty to the reasonable satisfaction of Warrant Agent.
(p)The provisions of this Section 7.01, Section 7.02 and Section 7.03 will survive the termination of this Agreement, the exercise or expiration of the Warrants and the resignation, replacement or removal of the Warrant Agent.
Section 7.02Compensation; Indemnity; Limitation on Liability.  (a) The Company will pay the Warrant Agent compensation for all services rendered by it hereunder as set forth in the fee schedule mutually agreed upon in writing by the parties.  The Company will reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Warrant Agent incurred in the preparation, negotiation, execution, administration, delivery and amendment of this Agreement and the exercise and performance of its duties hereunder, except any such expense, disbursement or advance attributable to its gross negligence or willful misconduct (each as determined by a final nonappealable judgment of a court of competent jurisdiction).  Such expenses shall include the reasonable and documented compensation and expenses of the Warrant Agent’s agents and counsel.
(b)The Company will indemnify the Warrant Agent for, and hold it harmless against, any loss, liability, suit, action, proceeding, damage, judgment, fine, penalty, claim, demand, settlement or expense incurred (including without limitation, the reasonable and documented fees and expenses of outside

29

legal counsel) that may be paid, incurred or suffered by it, or to which it may become subject, without gross negligence or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) on the part of the Warrant Agent, for any action taken, suffered or omitted to be taken by the Warrant Agent in connection with the acceptance, administration of, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or of enforcing its rights under this Agreement.  The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Warrant Agent to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
(c)From time to time, the Company may provide the Warrant Agent with instructions concerning the services performed by the Warrant Agent hereunder.  In addition, at any time the Warrant Agent may apply to any officer of Company for instruction, and may consult with legal counsel for the Warrant Agent or the Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Warrant Agreement.  Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by Company for any action taken, suffered or omitted to be taken by Warrant Agent in reliance upon any Company instructions or upon the advice or opinion of such counsel.  Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Company.
(d)Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought.
(e)Notwithstanding anything in this Agreement to the contrary, in no event will the Warrant Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.  The Warrant Agent will not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Warrant Agent will be fully protected and will incur no liability for failing to take any action in connection therewith unless and until it has received such notice.
Section 7.03Individual Rights of Warrant Agent.  The Warrant Agent, and any shareholder, director, Affiliate, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or Parent or become pecuniarily interested in any transaction in which the Company or Parent may be interested, or contract with or lend money to the Company or the Parent or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement.  Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or the Parent or for any other legal entity.  An Agent may do the same with like rights.
Section 7.04Replacement of Warrant Agent.  (a) The Warrant Agent:
(i)may resign and be discharged from its duties under this Agreement at any time by not less than 30 days’ written notice to the Company (pursuant to Section 8.02),

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(ii)may be removed at any time by the Company by 30 days’ written notice to the Warrant Agent, and
(iii)may be removed by the Company if:  (A) the Warrant Agent is adjudged a bankrupt or an insolvent; (B) a receiver or other public officer takes charge of the Warrant Agent or its property; or (C) the Warrant Agent becomes incapable of acting.

In the event the transfer agency relationship in effect between the Company or the Parent and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice.

(b)If the Warrant Agent resigns or is removed or otherwise becomes incapable of acting, or if a vacancy exists in the office of Warrant Agent for any reason, the Company will promptly appoint a successor Warrant Agent.  If the Company fails to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, the Holders of a majority of the outstanding Warrants may petition any court of competent jurisdiction for the appointment of a successor Warrant Agent.
(c)Upon delivery by the successor Warrant Agent of a written acceptance of its appointment to the retiring Warrant Agent and to the Company, (i) the retiring Warrant Agent will transfer all property held by it as Warrant Agent to the successor Warrant Agent, but such predecessor Warrant Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing, and (ii) the successor Warrant Agent will have all the rights, powers and duties of the Warrant Agent under this Agreement as if it had been originally named as Warrant Agent without further act or deed.  Upon request of any successor Warrant Agent, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Warrant Agent all such rights and powers.  The Company will give notice of any resignation and any removal of the Warrant Agent, and the Transfer Agent, as the case may be, and each appointment of a successor Warrant Agent to all Holders, and include in the notice the name of the successor Warrant Agent and the address of its Corporate Trust Office as if it had been originally named as Warrant Agent without further act or deed.
(d)Notwithstanding replacement of the Warrant Agent pursuant to this Section 7.04, the Company’s obligations under Section 7.01, Section 7.02 and Section 7.03 will continue for the benefit of the retiring Warrant Agent.
Section 7.05Successor Warrant Agent By Merger.  (a) If the Warrant Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person or national banking association, the resulting, surviving or transferee Person or national banking association without any further act will be the successor Warrant Agent with the same effect as if the successor Warrant Agent had been named as the Warrant Agent in this Agreement.
(b)If, at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants have been countersigned but not delivered, the successor Warrant Agent may adopt the countersignature of the original Warrant Agent; and if any of the Warrants shall not have been countersigned, the successor Warrant Agent may countersign such Warrants, and in all such cases such Warrants shall have the full force and effect provided in the Warrants and in this Agreement.

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Section 7.06Holder Lists.  The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Warrant Agent is not the Registrar, the Company shall promptly furnish to the Warrant Agent at such times as the Warrant Agent may request in writing, a list in such form and as of such date as the Warrant Agent may reasonably require of the names and addresses of the Holders.
Article VIII

MISCELLANEOUS
Section 8.01Holder Actions.  (a) Any notice, consent to amendment, supplement or waiver provided by this Agreement to be given by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Warrant Agent.
(b)Any act by the Holder of any Warrant binds that Holder and every subsequent Holder of such Warrant, even if no notation thereof appears on the Warrant certificate.  Subject to Section 8.01(c), a Holder may revoke an act as to its Warrants, but only if the Warrant Agent receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.
(c)The Company may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard.  If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date.  No act will be valid or effective for more than 90 days after the record date.  The Company shall give the Warrant Agent prompt notice of its fixing of any record date in connection with this Agreement or the Warrants.
Section 8.02Notices.  (a) Any notice or communication by the Company or the Parent, on the one hand, or the Warrant Agent, on the other hand, to the other is duly given if in writing (i) when delivered in person, (ii) when sent when mailed by first class mail, postage prepaid, (iii) when sent by overnight delivery by a nationally recognized courier service, or (iv) when receipt has been acknowledged when sent via email.  In each case the notice or communication should be addressed as follows:

if to the Company or the Parent:

Transocean Ltd.

c/o Transocean Offshore Deepwater Drilling Inc.

1414 Enclave Parkway

Houston, Texas 77077

Attention: President

With a copy to:

White & Case LLP
609 Main Street, 29th Floor
Houston, Texas 77002
Attention: A.J. Ericksen; Jonathan Michels; Rafael Roberti
Email: aj.ericksen@whitecase.com; jmichels@whitecase.com; rafael.roberti@whitecase.com if to the Warrant Agent:

32

Computershare Inc.

Computershare Trust Company, N.A.
150 Royall Street
Canton, MA 02021
Attention: Client Services

Where this Agreement provides for notice to a Holder of any event or delivery of any information or documents to Holders, such notice or delivery shall be sufficiently given pursuant to the methods set forth in this Section 8.02(a) at the address of such Holder as it appears in the Register. Where this Agreement provides for notice to the owners of a beneficial interest in a Warrant, such notice shall be distributed through the Depositary in accordance with the procedures of the Depositary. Communications to owners shall be deemed to be effective at the time of dispatch to the Depositary. Neither the failure to provide any such notice or delivery described in this Section 8.02(a), nor any defect in any notice or delivery so otherwise provided, to any particular Holder or owner of a beneficial interest in a Warrant shall affect the sufficiency of such notice or delivery with respect to other Holders.

The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.  Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given (i) five days after mailing when mailed to the Holder at its address as it appears on the Register by first class mail or (ii) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; provided that if the Company has been made aware of a different address pursuant to an applicable Warrant, the Company shall provide such notice to such address instead.  Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Warrant Agent at the same time.  Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(b)Where this Agreement provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice.  Waivers of notice by Holders must be filed with the Warrant Agent, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.
Section 8.03Supplements and Amendments.  (a) The Company and the Warrant Agent may amend or supplement this Agreement or the Warrants without notice to or the consent of any Holder:
(i)to cure any defective or inconsistent provision or mistake in this Agreement or the Warrants in a manner that is not inconsistent with the provisions of this Agreement and that does not adversely affect the rights, preferences and privileges of the Warrants or any Holder; or
(ii)to evidence and provide for the acceptance of an appointment hereunder by a successor Warrant Agent.
(b)Except as otherwise provided in paragraphs (a) or (c) of this Section 8.03, this Agreement and the Warrants may be amended only by means of a written amendment signed by the Company, the Warrant Agent and the Holders of a majority of the outstanding Warrants.  Any amendment or modification of or supplement to this Agreement or the Warrants, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Holder from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given.  In addition,

33

any term of a specific Warrant may be amended or waived with the written consent of the Company and the Holder of such Warrant.
(c)Notwithstanding the provisions of paragraph (b), without the consent of each Holder affected, an amendment or waiver may not:
(i)increase the Exercise Price or decrease the Cap Price;
(ii)reduce the term of the Warrants;
(iii)make a material and adverse change that does not equally affect all Warrants; or
(iv)decrease the number of Shares, cash or other securities or property issuable upon exercise of the Warrants,

except, in each case, for adjustments expressly provided for in this Agreement.

(d)It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver if their consent approves the substance thereof.
(e)Subject to Section 8.03(h), an amendment, supplement or waiver under this Section 8.03(e) will become effective on receipt by the Warrant Agent of written consents from the Holders of the requisite percentage of the outstanding Warrants.  After an amendment, supplement or waiver under this Section 8.03(e) becomes effective, the Company will send to the Holders affected thereby a notice describing the amendment, supplement or waiver in reasonable detail.  Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
(f)After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected.  If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Warrant with respect to which consent was granted.
(g)If an amendment, supplement or waiver changes the terms of a Warrant, the Company or the Warrant Agent may require the Holder to deliver it to the Warrant Agent so that the Warrant Agent may place an appropriate notation of the changed terms on the Warrant and return it to the Holder, or exchange it for a new Warrant that reflects the changed terms.  The Warrant Agent may also place an appropriate notation on any Warrant thereafter countersigned.  However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Warrants in this fashion.
(h)The Warrant Agent is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Section 8.03 is authorized or permitted by this Agreement.  If the Warrant Agent has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Warrant Agent.  Notwithstanding anything in this Agreement to the contrary, the Warrant Agent may, but is not obligated to, execute any amendment, supplement or waiver that affects the Warrant Agent’s own rights, duties or immunities under this

34

Agreement.  No supplement or amendment to this Agreement shall be effective unless duly executed by the Warrant Agent.
Section 8.04Governing Law; Waiver of Certain Damages; and Jurisdiction.  This Agreement and the Warrants shall be governed by and construed in accordance with the internal laws of the State of New York. The Company, the Warrant Agent and each Holder of a Warrant each hereby irrevocably and unconditionally:
(a)submits for itself and its property in any legal action or proceeding relating solely to this Agreement and the Warrant or the transactions contemplated hereby, to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America;
(b)consents that any such action or proceeding may be brought in such courts;
(c)agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law; and
(d)WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND THE WARRANTS ISSUED.

Notwithstanding the foregoing, the Company and the Warrant Agent may mutually agree to a jurisdiction other than New York for any litigation directly between the Company and the Warrant Agent arising out of or relating to this Warrant Agreement.

Section 8.05No Adverse Interpretation of Other Agreements.  This Agreement may not be used to interpret another agreement of the Company, and no such agreement may be used to interpret this Agreement.
Section 8.06Successors and Assigns.  All agreements of the Company in this Agreement and the Warrants will bind its successors and assigns.  All agreements of the Warrant Agent in this Agreement will bind its successors and assigns.  Any transfer shall be subject to the transfer conditions referred to in any legend in effect as set forth herein and Section 3.08 and Section 3.09, each Holder may freely assign its Warrants and its rights under this Agreement, in whole or in part, to any Person.
Section 8.07Duplicate Originals.  The parties may sign any number of copies of this Agreement.  Each signed copy shall be deemed an original, but all of them together represent the same agreement.  A signature to this Agreement executed/transmitted electronically will have the same authority, effect and enforceability as an original signature.
Section 8.08Separability.  In case any provision in this Agreement or in the Warrants is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby; provided, however, that if such prohibited and invalid provision shall adversely affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.
Section 8.09Table of Contents and Headings.  The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and in no way modify or restrict any of the terms and provisions of this Agreement.

35

Section 8.10Benefits of This Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Parent, the Warrant Agent and the registered holders of Warrants any legal or equitable right, remedy or claim under this Agreement; provided that this Agreement shall be for the sole and exclusive benefit of the Company, the Parent, the Warrant Agent and the registered holders of Warrants.
Section 8.11Obligations Limited to Parties to Agreement.  Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the Warrant Agent, the Holders, their respective permitted assignees, the Company and the Parent shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of any Holder hereunder.
Section 8.12Bank Accounts.  All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services under this Agreement (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company.  The Warrant Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party.  Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits.  Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.
Section 8.13Further Assurances.  The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.
Section 8.14Confidentiality.  The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including but not limited to, personal, non-public Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services agreed upon by the parties hereto shall remain confidential, and shall not be voluntarily disclosed to any other Person, except as may be required by law or regulation, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

36

Section 8.15Force Majeure.  Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, pandemics, epidemics, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.
Section 8.16Entire Agreement.  This Agreement, together with the Warrants, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms of this Agreement control and supersede any provision in the Warrants concerning the duties, obligations and immunities of the Warrant Agent.

37

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

TRANSOCEAN INC.

By:	/s/ William Flance
Name:	William Flance
Title:	Director

TRANSOCEAN LTD.

By:	/s/ Sandro Thoma
Name:	Sandro Thoma
Title:	Corporate Secretary

Signature Page to Warrant Agreement

COMPUTERSHARE TRUST COMPANY, N.A.

COMPUTERSHARE INC.

as Warrant Agent

By:	/s/ Collin Ekegu
Name:	Collin Ekegu
Title:	Manager, Corporate Actions

Signature Page to Warrant Agreement

Exhibit A
to
Warrant Agreement

[Face of Warrant]

[Insert appropriate legend]

No. [●]	[●] Warrants
CUSIP No. [●]

Warrant Certificate

This Warrant Certificate certifies that [Cede & Co.]1 ______, or its registered assigns, is the registered holder of the number of Warrants (the “Warrants”) [set forth on Annex A hereto]2 [set forth above], exercisable for shares, par value 0.10 Swiss francs per share (the “Shares”), of Transocean Ltd, a company organized under the laws of Switzerland (the “Parent”).  This Warrant Certificate is exercisable for [        ] Shares (the “Warrant Shares”).  Each Warrant entitles the registered holder upon exercise at any time from 12:01 p.m. Central Time on September 30, 2022 until 5:00 p.m., New York City Time on March 13, 2026 (the “Expiration Time”), to receive from Transocean Inc. (the “Company”) an amount of fully paid and nonassessable Shares at an initial exercise price (the “Exercise Price”) of $3.71 per Warrant Share (as such price may be adjusted as provided in the Warrant Agreement), subject to the conditions and terms set forth herein and in the Warrant Agreement referred to on the reverse hereof.  The Exercise Price and the number of Warrant Shares upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed below by its duly authorized officer.

Dated:  September 30, 2022

1 Include for global Warrant.

2 Include for global Warrant.

Exh A-1

TRANSOCEAN INC.

By:
Name:
Title:

Exh-A-2

Countersigned on [●]:

COMPUTERSHARE TRUST COMPANY, N.A.

COMPUTERSHARE INC.
as Warrant Agent

By:
Name:
Title:

Exh-A-3

TRANSOCEAN LTD.

[Reverse of Warrant]

1.	Warrant Agreement

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued or to be issued pursuant to a Warrant Agreement, dated as of September 30, 2022 (the “Warrant Agreement”), between the Company, the Parent and Computershare Inc., a Delaware corporation (“Computershare”), and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company (collectively with Computershare, the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company, the Parent and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants.  To the extent permitted by law, in the event of an inconsistency or conflict between the terms of this Warrant and the Warrant Agreement, the terms of the Warrant Agreement will prevail.

2.	Exercise

Warrants may be exercised at any time from 12:01 p.m. Central Time on September 30, 2022 and on or before the Expiration Time.

In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver to the Company this Warrant Certificate and the form of election to exercise on the reverse hereof duly completed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program.

The exercise of Warrants is subject to certain restrictions on exercise (including a minimum number of Warrants being exercised in a partial exercise of Warrants) as described in the Warrant Agreement.

No Warrant may be exercised after the Expiration Time, and to the extent not exercised by such time the Warrants shall become void.

3.	Settlement

Each Warrant shall entitle the Holder thereof, upon payment of the Exercise Price in cash or through net share settlement, to receive for each Warrant either (a) cash in an amount equal to the Net Cash Amount, (b) a number of Shares equal to the Net Share Amount plus cash in lieu of any fractional shares, or (c) a combination thereof, in each case at the sole discretion of Company, as described in the Warrant Agreement.

4.	Adjustments

The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price, the Cap Price (as defined in the Warrant Agreement), the Warrant Multiplier (as defined in the Warrant Agreement) and, if applicable, the number of Shares issuable upon the exercise of each Warrant shall be adjusted.

5.	No Fractional Shares

The Company or the Parent shall not be required to issue fractional Warrant Shares upon the exercise of any Warrant.  The Company and the Parent may, at their option, either pay the cash value thereof determined as provided in the Warrant Agreement or round the number of Warrant Shares issued up to the nearest number of whole Warrant Shares.

Exh-A-4

6.	Registered Form; Transfer and Exchange

The Warrants have been issued in registered form.  Warrant Certificates, when surrendered at the office of the Registrar by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge (except as specified in the Warrant Agreement), for another Warrant Certificate or Warrant Certificate of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Registrar a new Warrant Certificate or Warrant Certificate of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.  This Warrant Certificate does not entitle any holder hereof to any rights of a shareholder of the Company or the Parent.

7.	Countersignature

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

8.	Governing Law; Jurisdiction

This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of laws except to the extent that the New York conflicts of laws principles would apply the applicable laws of Switzerland to internal matters relating to corporations organized thereunder).  The Company and the Holder of this Warrant each hereby irrevocably and unconditionally:

(i)	submits for itself and its property in any legal action or proceeding relating solely to this Warrant or the transactions contemplated hereby, to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America, in each case located within the Southern District of New York, and appellate courts thereof;
(ii)	consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;
(iii)	agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in the Register or at such other address of which the other party shall have been notified pursuant thereto;
(iv)	agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

Exh-A-5

(v)	agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;
(vi)	agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Warrant Certificate, to the extent permitted by law; and
(vii)	IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND THE WARRANT ISSUED.

A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

Exh-A-6

[Annex A to Warrant Certificate]3

The initial number of Warrants represented by this Warrant Certificate is [●].

The following decreases in the number of Warrants represented by this Warrant Certificate have been made as a result of the exercise, cancellation, exchange or redemption of certain Warrants represented by this Warrant Certificate:

Date of Exercise/ Cancellation/ Exchange/ Redemption of Warrants	Number of Warrants Exercised/ Cancelled/ Exchanged/ Redeemed	Total Number of Warrants Represented Hereby Following Such Exercise/ Cancellation/ Exchange/ Redemption	Notation Made by Warrant Agent/Custodian

3 Include for global Warrant.

Exh-A-7

[Form of Exercise Notice]

(To Be Executed Upon Exercise Of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to acquire Shares to be settled pursuant to the procedures set forth in the Warrant Agreement.

The undersigned requests that delivery of such shares be made through the facilities of The Depository Trust Company as follows:

DTC Participant

Participant Account Number:

Contact Person:

Telephone:

E-mail address:

[This exercise is made in connection with [insert relevant public offering or sale of the Company or Parent] and is conditioned upon consummation of such transaction.  The exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.]

If said number of shares is less than all of the Shares issuable hereunder, the undersigned requests that a new Warrant representing the remaining balance of such shares be registered in the name of_______, whose address is_______, and that such Warrant be delivered to_______, whose address is _______.

[The following paragraph to be included to the extent reasonably requested by the Company] [The undersigned represents and warrants that (x) it is a qualified institutional buyer (as defined in Rule 144A) and is receiving the Warrant Shares for its own account or for the account of another qualified institutional buyer, and it is aware that the Parent is issuing the Warrant Shares to it in reliance on Rule 144A; (y) it is an “accredited investor” within the meaning of Rule 501 under the Securities Act; or (z) it is receiving the Warrant Shares pursuant to another available exemption from the registration requirements of the Securities Act.  Prior to receiving Warrant Shares pursuant to clause (x) above, the Company and the Warrant Agent may request a certificate substantially in the form of Exhibit D to the Warrant Agreement.  Prior to receiving Warrant Shares pursuant to clause (y) above, the Company and the Warrant Agent may request a certificate substantially in the form of Exhibit E and/or an opinion of counsel.  Prior to receiving Warrant Shares pursuant to clause (z) above the Company and the Warrant Agent may request appropriate certificates and/or an opinion of counsel.]

_______________________

Signature

Date:   __________________

_______________________

Signature Guaranteed

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exh-A-8

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto (the “Assignee”)

(Please type or print block letters)

(Please print or typewrite name and address including zip code of assignee)

the within Warrant and all rights thereunder (the “Securities”), hereby irrevocably constituting and appointing attorney to transfer said Warrant Certificate on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Warrant Certificate occurring prior to the removal of the Restricted Legend, the undersigned confirms (i) the understanding that the Securities have not been registered under the Securities Act of 1933, as amended; (ii) that such transfer is made without utilizing any general solicitation or general advertising; and (iii) further as follows:

Check One

 (1) This Warrant Certificate is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended, and the certification in the form of Exhibit D to the Warrant Agreement is being furnished herewith.

or

 (2) This Warrant Certificate is being transferred other than in accordance with (1) above and documents are being furnished which comply with the conditions of transfer set forth in this Warrant and the Warrant Agreement.

If none of the foregoing boxes is checked, the Warrant Agent is not obligated to register this Warrant in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Warrant Agreement have been satisfied.

Date:  _________________________

______________________________

Seller

By:  ___________________________

Exh-A-9

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

______________________________

Signature Guaranteed

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exh-A-10

Exhibit B
to
Warrant Agreement

RESTRICTED LEGEND

THIS WARRANT AND THE UNDERLYING SHARES THAT MAY BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THIS WARRANT EVIDENCES AND ENTITLES THE REGISTERED HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE WARRANT AGREEMENT BETWEEN TRANSOCEAN LTD.  (THE “COMPANY”), TRANSOCEAN LTD.  AND COMPUTERSHARE INC.  AND COMPUTERSHARE TRUST COMPANY, N.A. (OR ANY SUCCESSOR WARRANT AGENT) DATED AS OF SEPTEMBER 30, 2022, AS IT MAY FROM TIME TO TIME BE SUPPLEMENTED OR AMENDED, THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY.  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH WARRANT AND THE UNDERLYING SHARES THAT MAY BE ISSUED UPON ITS EXERCISE, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE WARRANT AGENT’S (INCLUDING ANY SUCCESSOR WARRANT AGENT) RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE WARRANT AGENT, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE WARRANT AGENT.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

Exh C-1

Exhibit C
to
Warrant Agreement

GLOBAL WARRANT LEGEND

UNLESS THIS WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO TRANSOCEAN INC.  OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY WARRANT CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO.  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS WARRANT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.

Exh C-1

Exhibit D
to
Warrant Agreement

Rule 144A Certificate

_________, ____

[●]

[●]

Attention: [●]

Re:  Warrants to acquire Shares of Transocean Ltd. (the “Warrants”) issued under the Warrant Agreement (the “Agreement”) dated as of September 30, 2022 relating to the Warrants

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐A.Our proposed purchase of Warrants issued under the Agreement.

☐B.Our proposed exchange of Warrants issued under the Agreement for an equal number of Warrants to be held by us.

We and, if applicable, each account for which we are acting, in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of, 20, which is a date on or since close of our most recent fiscal year.  We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”).  If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account.  We are aware that the transfer of Warrants to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.  Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

Exh D -1

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF HOLDER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:

Name:

Title:

Address:

Date:

Exh D -2

Exhibit E
to
Warrant Agreement

Accredited Investor Certificate

_________, ____

[●]

[●]

Attention:  [●]

Re:  Warrants to acquire Shares of Transocean Ltd. (the “Warrants”) issued under the Warrant Agreement (the “Agreement”) dated as of September 30, 2022 relating to the Warrants

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐A.Our proposed purchase of Warrants issued under the Agreement.

☐ B.Our proposed exchange of Warrants issued under the Agreement for an equal number of Warrants to be held by us.

We hereby confirm that:

1.	We are an “accredited investor” (an “Accredited Investor”) within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”).
2.	Any acquisition of Warrants by us will be for our own account or for the account of one or more other Accredited Investors as to which we exercise sole investment discretion.
3.	We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Warrants and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Warrants.
4.	We are not acquiring the Warrants with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.
5.	We acknowledge that the Warrants have not been registered under the Securities Act and that the Warrants may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Warrants may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company or any Subsidiary thereof, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) to a person it reasonably believes is a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) to an Accredited Investor that, prior to such

Exh E -1

transfer, delivers to the Warrant Agent a duly completed and signed certificate (the form of which is set forth on Exhibit E to the Agreement and may be obtained from the Warrant Agent) relating to the restrictions on transfer of the Warrants, or (e) pursuant to any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Warrant Agent) must be delivered to the Warrant Agent.  Prior to the registration of any transfer in accordance with (d) or (e) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws.  We acknowledge that no representation is made as to the availability of any exemption from the registration requirements of the Securities Act.

We understand that the Warrant Agent will not be required to accept for registration of transfer any Warrants acquired by us, except upon presentation of evidence satisfactory to the Company and the Warrant Agent that the foregoing restrictions on transfer have been complied with.  We further understand that the Warrants acquired by us will bear a legend reflecting the substance of the preceding paragraph.  We further agree to provide to any person acquiring any of the Warrants from us a notice advising such person that resales of the Warrants are restricted as stated herein and that the Warrants will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF HOLDER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:

Name:

Title:

Address:

Date:

Upon transfer, the Warrants would be registered in the name of the new beneficial owner as follows:

___________________________________

Taxpayer ID number:  _________________

Exh E -2